Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2021 Second Quarter and Year-To-Date Financial Results

-- Subscription Revenue Growth Continues to Drive Transformation to the Cloud;
Second Quarter Recurring Revenue 78 Percent of Total;

Subscription Gross Margin Improves to 65 Percent --

SANTA BARBARA, Calif. – August 26, 2020 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of adaptive, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2021 second quarter and first six months ended July 31, 2020.

Fiscal 2021 Second Quarter Financial Results:

Total revenue for the fiscal 2021 second quarter was $74.1 million, compared with $76.4 million for the fiscal 2020 second quarter, reflecting expected reductions in license, professional services and maintenance revenue, partially offset by an increase in subscription revenue. Currency had a $1.4 million negative impact on total revenue compared with last year’s second quarter. Fiscal 2021 second quarter subscription revenue grew 20 percent (22 percent on a constant currency basis) from the same period last year, and equaled 42 percent of total revenue, an 8-percentage point increase over last year’s second quarter.

Additional fiscal 2021 second quarter financial results versus the same period last year, include:

●	Subscription revenue of $31.1 million, up from $25.9 million. Currency had a $400,000 negative impact.
●	Subscription gross margin of 65 percent, versus 62 percent.
●	License revenue of $3 million, compared with $3.5 million. Currency had a $57,000 negative impact.
●	Professional services revenue of $13.5 million, versus $17.4 million. Currency had a $454,000 negative impact.
●	Professional services gross margin improved to 3 percent from negative 4 percent in the prior-year quarter.
●	Maintenance revenue of $26.5 million, compared with $29.6 million. Currency had a $486,000 negative impact.
●

GAAP pre-tax income of $500,000, versus a GAAP pre-tax loss of $3.4 million. Revenue mix and expense management measures, including actions taken as a result of COVID-19, helped drive bottom line improvements.

●	Non-GAAP pre-tax income of $4.5 million, compared with $43,000.
●	GAAP net income of $60,000, or $0.00 per Class A and Class B share, versus a GAAP net loss of $13.3 million, or $(0.69) per Class A share and $(0.57) per Class B share.

“I was pleased to see our strong sales performance this quarter continuing to drive our transformation to the cloud. Subscription revenue growth of 22% on a constant currency basis and overall recurring revenue approaching 80% are testaments to the success of our strategy and the strength of our solutions,” said Anton Chilton, QAD’s Chief Executive Officer. “Steady increases in cloud gross margin combined with our continued focus on prudent cost management have yielded solid improvement to our bottom line financial results.”

Fiscal 2021 Six-Month Financial Results:

Total revenue for the first half of fiscal 2021 was $148.2 million, compared with $154.4 million for the same period last year. Currency had a $3.4 million negative impact on total revenue. Subscription revenue grew 21 percent (23 percent on a constant currency basis) to $61.8 million for the fiscal 2021 year-to-date period, compared with $51.2 million for the fiscal 2020 year-to-date period. GAAP pre-tax income was $1.1 million for the first six months of fiscal 2021, compared with a GAAP pre-tax loss of $5.9 million for the first six months of fiscal 2020. GAAP net loss was $350,000 million, or ($0.02) per Class A share and ($0.01) per Class B share, for the first half of fiscal 2021. GAAP net loss for the first half of fiscal 2020 was $16.5 million, or ($0.86) per Class A share and ($0.71) per Class B share. Non-GAAP pre-tax income was $7.8 million, compared with breakeven last year.

QAD's cash and equivalents balance at July 31, 2020 was $140.7 million, versus $136.7 million at January 31, 2020. Cash provided by operations for the first six months of fiscal 2021 was $16 million, compared with $14.3 million for the first six months of fiscal 2020.

Fiscal 2021 Second Quarter Operational Highlights:

●	Received orders from 25 customers representing more than $500,000 each in combined subscription, license, maintenance and professional services billings, including 11 orders exceeding $1 million;
●

Received cloud or license orders from companies across QAD’s six vertical markets, including: ANCA Pty Ltd, Associated British Foods, Caterpillar Inc., Clarios, GKN Plc, Kompan AS, Mitek Industries Inc., Ology Bioservices, Inc., Opal Packaging Australia Pty Ltd, Oras Oy, Teleflex Inc., Uniline Australia Limited, Wells Vehicle Electronics, and Zealand Pharma Inc.;

●	Announced enhancements to QAD Adaptive ERP and related solutions to help global manufacturers rapidly respond to industry disruption;
●	Enhanced partner network with the addition of Infosys, who will provide functional consulting and implementation for QAD customers globally; and
●	QAD Precision released the next-generation version of its global trade and shipping software.

Business Outlook:

The Company’s business outlook assumes current foreign exchange rates for the remainder of the quarter. Consistent with the guidance provided for the fiscal 2021 second quarter, QAD is providing guidance for subscription and maintenance revenue for the fiscal 2021 third quarter as follows:

●	Subscription revenue of $32.5 million.
●	Maintenance revenue of $26 million.

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2021 Second Quarter Financial Results Conference Call

When: Wednesday, August 26, 2020

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 844-739-3990 (domestic); 412-317-5719 (international)

Replay: Accessible through midnight September 2, 2020; 877-344-7529 (domestic); 412-317-0088 (international); replay access code 10146415

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins and non-GAAP pre-tax income in this press release for the second quarter and first six months of fiscal 2021. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology and customer relationships, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – Enabling the Adaptive Manufacturing Enterprise

QAD Inc. is a leading provider of adaptive, cloud-based enterprise software and services for global manufacturing companies. Global manufacturers face ever-increasing disruption caused by technology-driven innovation and changing consumer preferences. To survive and thrive, manufacturers must be able to innovate and change business models at unprecedented rates of speed. QAD calls these companies Adaptive Manufacturing Enterprises. QAD solutions help customers in the automotive, life sciences, consumer products, food and beverage, high tech and industrial manufacturing industries rapidly adapt to change and innovate for competitive advantage.

Founded in 1979 and headquartered in Santa Barbara, California, QAD has 29 offices globally. Over 2,000 manufacturing companies have deployed QAD solutions including enterprise resource planning (ERP), demand and supply chain planning (DSCP), global trade and transportation execution (GTTE) and quality management system (QMS) to become an Adaptive Manufacturing Enterprise. To learn more, visit www.qad.com or call +1 805-566-6000. Find us on Twitter, LinkedIn, Facebook, Instagram and Pinterest.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company's current expectations. Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with the COVID-19 (novel coronavirus) pandemic or other catastrophic events that may harm our business; adverse economic, market or geo-political conditions that may disrupt our business; our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third-party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenue:
Subscription	$31,066	$25,888	$61,837	$51,194
License	3,043	3,516	4,264	7,982
Maintenance	26,486	29,586	52,894	59,485
Professional services	13,486	17,388	29,233	35,752
Total revenue	74,081	76,378	148,228	154,413
Cost of revenue:
Subscription	10,739	9,903	21,087	19,320
License	565	554	966	1,145
Maintenance	6,413	7,459	13,157	15,062
Professional services	13,106	18,116	28,038	37,439
Total cost of revenue	30,823	36,032	63,248	72,966
Gross profit	43,258	40,346	84,980	81,447
Operating expenses:
Sales and marketing	17,420	20,191	35,977	41,082
Research and development	13,161	13,870	27,178	27,857
General and administrative	10,299	10,392	20,316	19,810
Amortization of intangibles from acquisitions	65	66	129	133
Total operating expenses	40,945	44,519	83,600	88,882
Operating income (loss)	2,313	(4,173)	1,380	(7,435)
Other (income) expense:
Interest income	(213)	(789)	(649)	(1,513)
Interest expense	155	148	305	301
Other (income) expense, net	1,871	(154)	639	(326)
Total other (income) expense, net	1,813	(795)	295	(1,538)
Income (loss) before income taxes	500	(3,378)	1,085	(5,897)
Income tax expense	440	9,872	1,435	10,587
Net income (loss)	$60	$(13,250)	$(350)	$(16,484)

Net income (loss)	$60	$(13,250)	$(350)	$(16,484)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	1,607	298	(1,048)	35
Total comprehensive income (loss)	$1,667	$(12,952)	$(1,398)	$(16,449)

Diluted income (loss) per share
Class A	$0.00	$(0.69)	$(0.02)	$(0.86)
Class B	$0.00	$(0.57)	$(0.01)	$(0.71)

Diluted Weighted Shares
Class A	17,813	16,465	17,179	16,417
Class B	3,389	3,264	3,321	3,264

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31,	January 31,
	2020	2020
Assets
Current assets:
Cash and equivalents	$140,707	$136,717
Accounts receivable, net	42,270	80,968
Other current assets	20,909	24,952
Total current assets	203,886	242,637

Property and equipment, net	29,085	28,687
Lease right-of-use assets, net	19,710	18,329
Capitalized software costs, net	1,974	1,922
Goodwill	12,351	12,388
Long-term deferred tax assets, net	7,095	5,834
Other assets, net	11,887	13,007

Total assets	$285,988	$322,804

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$516	$503
Lease liabilities	4,059	4,371
Accounts payable and other current liabilities	37,772	49,740
Deferred revenue	95,049	118,413
Total current liabilities	137,396	173,027

Long-term debt	12,084	12,341
Long-term lease liabilities	16,640	14,612
Other liabilities	7,666	6,759

Stockholders' equity:
Common stock	21	21
Additional paid-in capital	198,085	197,824
Treasury stock	(3,073)	(3,226)
Accumulated deficit	(73,438)	(70,209)
Accumulated other comprehensive loss	(9,393)	(8,345)
Total stockholders' equity	112,202	116,065

Total liabilities and stockholders' equity	$285,988	$322,804

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	July 31,
	2020	2019

Net cash provided by operating activities	$16,024	$14,330

Cash flows from investing activities:
Purchase of property and equipment	(1,325)	(3,707)
Purchase of short-term investments	-	(1,200)
Proceeds from sale of short-term investments	-	1,200
Capitalized software costs	(626)	(534)
Net cash used in investing activities	(1,951)	(4,241)

Cash flows from financing activities:
Repayments of debt	(306)	(253)
Tax payments related to stock awards	(5,942)	(3,496)
Cash dividends paid	(2,879)	(2,761)
Net cash used in financing activities	(9,127)	(6,510)

Effect of exchange rates on cash and equivalents	(956)	(1,224)
Net increase in cash and equivalents	3,990	2,355
Cash and equivalents at beginning of period	136,717	139,413
Cash and equivalents at end of period	$140,707	$141,768

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019

Total revenue	$74,081	$76,378	$148,228	$154,413

Net income (loss)	60	(13,250)	(350)	(16,484)
Add back:
Net interest income	(58)	(641)	(344)	(1,212)
Depreciation	1,474	1,276	2,770	2,603
Amortization	366	300	720	574
Income tax expense	440	9,872	1,435	10,587
EBITDA	$2,282	$(2,443)	$4,231	$(3,932)
Add back:
Stock-based compensation expense	3,951	3,188	6,356	5,492
Change in fair value of interest rate swap	(32)	160	219	251
Adjusted EBITDA	$6,201	$905	$10,806	$1,811
Adjusted EBITDA margin	8%	1%	7%	1%

Non-GAAP pre-tax income (loss) reconciliation

Income (loss) before income taxes	$500	$(3,378)	$1,085	$(5,897)
Add back
Stock-based compensation expense	3,951	3,188	6,356	5,492
Amortization of purchased intangible assets	72	73	143	147
Change in fair value of interest rate swap	(32)	160	219	251
Non-GAAP income (loss) before income taxes	$4,491	$43	$7,803	$(7)